                                                                    EXHIBIT 23.2

                        [NETHERLAND, SEWELL LETTERHEAD]





           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


      The undersigned hereby consents to be named as the source for certain oil and gas reserve information presented in the Form 10-KSB of Saba Petroleum Company (the "Registrant") as filed with the Securities & Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.


                                           NETHERLAND, SEWELL & ASSOCIATES, INC.




                                           By: /s/ FREDERIC D. SEWELL
                                              ----------------------------------
                                               Frederic D. Sewell
                                                   President

Dallas, Texas
March 31, 1997